Exhibit 99.1

For immediate release                             For more information, contact:
                                                              Investor Relations
                                                                  (972) 699-4055
                                                      Email: investor@xanser.com


                     XANSER ANNOUNCES SECOND QUARTER RESULTS

                                   Highlights

|X|  Net income doubles to $869,000 for 2Q04, compared with $420,000 for 2Q03.

|X|  Earnings per common share of $0.03 for 2Q04, compared with $0.01 for 2Q03.

DALLAS, TEXAS (August 5, 2004) - Xanser Corporation (NYSE: XNR) today reported results for the quarter ended June 30, 2004. Revenues for the second quarter 2004 were $35.7 million, compared with the prior year second quarter revenues of $33.2 million. The Company's net income for the second quarter was $869,000, compared with $420,000 for the second quarter last year. Earnings per share for the second quarter 2004 were $0.03, compared with $0.01 for the same period last year. For the six months ended June 30, 2004, Xanser reported revenues of $67.8 million, compared with $65.5 million for the same period last year. Net income for the six months was $979,000, compared with $563,000 for the six months of 2003.

"We are pleased to report an excellent second quarter for Xanser. Our increased revenues for the quarter grew from our services, which are our primary focus. Significantly, both our operating income and net income doubled over last year's second quarter," said John R. Barnes, chairman, president and CEO of Xanser Corporation. "We are very positive about Xanser's performance in the first half of the year, and anticipate a very good year overall."

Mr. Barnes continued, "Our technical services business, Furmanite, achieved a substantial increase in revenues for the second quarter 2004 and increased operating income as well. Considering that the second quarter 2003 was that year's most profitable quarter for Furmanite, we not only matched but bettered those results for the second quarter 2004. Furmanite is on track to deliver a strong year. For a number of quarters, we reported losses in our information technology services business, Xtria, as we worked to position it with products, services and infrastructure to support real growth, and at the end of 2003, we exited those areas that would not be contributors to its future. The results are a dramatic turnaround -- we immediately converted losses to a modest profit in the very next quarter, and achieved real profits in the second quarter. These results are consistent with our plan and our vision for Xtria and its capacity to perform. We are confident that the impact of Xtria's contributions will continue to grow throughout 2004 and beyond."


BUSINESS SEGMENT REVIEW

Information Technology Services - Xtria

Revenues in the Company's information technology services business, Xtria, were $5.9 million for the second quarter 2004, compared with $8.1 million for the second quarter last year. The variance in revenue reflects a $1.9 million decrease in equipment sales, resulting from Xtria's exiting low-margin hardware sales to the government sector in the fourth quarter 2003. Xtria's operating income for the second quarter of 2004 was $294,000, compared with a loss of $(451,000) for the second quarter last year. For the six months ended June 30, 2004, Xtria revenues were $11.1 million, compared with $17.3 million in the same period last year. Xtria's operating income for the six months 2004 was $296,000, compared with a loss of $(759,000) for the prior year period.

"Xtria's results were excellent, with both revenues and operating profits ahead of plan for the second successive quarter," said Ian Littlewood, president, Xtria. "We have a strong, focused suite of products and services as well as experienced, effective management in our healthcare, financial and insurance, and government operations. Our results year to date show the effect of controlling costs and increasing our business pipeline through enhanced sales activity as well as new higher margin product offerings. These translate into meaningful profits. We are growing our contract backlog substantially, and recently signed several long-term managed services contracts in the healthcare operations. Xtria is moving forward with significant momentum, and we will continue to improve our performance and results quarter over quarter."

Xtria is an information technology services provider for the healthcare, financial and insurance, and government markets through focused offerings of solutions, services and systems. In the healthcare market, Xtria provides managed service solutions for the implementation and management of Picture Archiving Communications Systems (PACS). In the financial and insurance market, Xtria provides risk management information systems (RMIS). For agencies of the federal, state and local government, Xtria provides information technology services. With established intellectual capital and product knowledge, Xtria's market-focused operations have many years of experience and a track record of success in the healthcare, financial and insurance, and government markets. Its website is www.xtria.com

Technical Services - Furmanite

Revenues in the Company's technical services business, Furmanite, were $29.8 million for the second quarter 2004, compared with $25.1 million for the second quarter last year. Furmanite's operating income was $2.1 million for the second quarter, compared with $2.0 million last year. For the six months ended June 30, 2004, Furmanite revenues were $56.7 million, compared with $48.1 million in the same period last year. Operating income for the six months 2004 was flat at $3.3 million.

"In the first and second quarters of 2003, Furmanite had significant sales of high-margin engineered solutions that contributed substantially to the bottom line but that are, by nature, periodic events. In the first half of 2004, Furmanite more than replaced the revenue from these high margin sales with growth in our core business that will contribute to our performance going forward. We have effectively managed to the mix of business for the first half, delivering the same level of operating income as the first half last year, and in fact, increased operating income for the second quarter. We expect to continue that trend in the second half of the year," said Jeff Chick, president, Furmanite Worldwide.

Furmanite's business is the protection and management of its customers' critical assets, and the company's technical and technological capabilities help to assure that customers' critical assets are on line and performing for maximum profit. 2004 represents 75 years of Furmanite serving as `the' worldwide expert in the field of on-site and on-line plant and pipeline maintenance. Furmanite's single mission and business goal is to maximize asset uptime for customers. Specifically, everything Furmanite does directly relates to keeping an asset on-line, productive and profitable; be it a pipeline, a plant, or personnel. Furmanite ensures asset productivity and profitability for a variety of industries -- chemical and petrochemical, oil and gas, power generation, pulp and paper, pharmaceutical, and national defense. This commitment to excellence, coupled with Furmanite's broad array of services and patented technology, is a critical component to the operation and financial success of some of the world's largest process manufacturers and energy producers and suppliers including Shell, ExxonMobil, Sun Oil, Dominion, Exelon, Cinergy, Entergy and Reliant. Furmanite has more than 40 offices on five continents. Its website is www.furmanite.com

ABOUT XANSER CORPORATION

Xanser Corporation (NYSE: XNR) provides technology-based and technical services worldwide. Headquartered in Dallas, Texas, Xanser's operations consist of an information technology services company, Xtria, and an international technical services firm, Furmanite. Xtria is an information technology services provider for the healthcare, financial and insurance, and government markets through focused offerings of solutions, services and systems. In the healthcare market, Xtria provides managed service solutions for the implementation and management of Picture Archiving Communications Systems (PACS). In the financial and insurance market, Xtria provides risk management information systems (RMIS). For agencies of the federal, state and local government, Xtria provides information technology services. With established intellectual capital and product knowledge, Xtria's market-focused operations have many years of experience and a track record of success in the healthcare, financial and insurance, and government markets. Furmanite, one of the world's largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite's diverse, global customer base includes offshore and land-based drilling operations, pipelines, refineries and power generation facilities, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 40 offices on five continents. For more information, visit www.xanser.com.

Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

                               XANSER CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                       Three Months             Six Months
                                                      Ended June 30,          Ended June 30,
                                                   --------------------    --------------------
                                                     2004        2003        2004        2003
                                                   --------    --------    --------    --------
Revenues:
        Services                                   $ 34,315    $ 29,980    $ 66,156    $ 58,841
        Products                                      1,341       3,253       1,664       6,616
                                                   --------    --------    --------    --------
                        Total revenues               35,656      33,233      67,820      65,457
                                                   --------    --------    --------    --------
Costs and expenses:
        Operating costs                              31,612      27,836      61,574      55,226
        Cost of products sold                           744       2,886         925       5,593
        Depreciation and amortization                   891       1,005       1,770       2,099
        General and administrative                      792         817       1,544       1,624
                                                   --------    --------    --------    --------
                        Total costs and expenses     34,039      32,544      65,813      64,542
                                                   --------    --------    --------    --------
Operating income                                      1,617         689       2,007         915

Interest and other income, net                           31          40          65         130

Interest expense                                       (238)       (391)       (477)       (750)
                                                   --------    --------    --------    --------
Income before income taxes                            1,410         338       1,595         295

Income tax benefit (expense)                           (541)         82        (616)        268
                                                   --------    --------    --------    --------
Net income                                         $    869    $    420    $    979    $    563
                                                   ========    ========    ========    ========

Earnings per common share - Basic and diluted      $   0.03    $   0.01    $   0.03    $   0.02
                                                   ========    ========    ========    ========

                               XANSER CORPORATION
                            SUPPLEMENTAL INFORMATION
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                  Three Months             Six Months
                                                                 Ended June 30,          Ended June 30,
                                                             --------------------    --------------------
                                                               2004        2003        2004        2003
                                                             --------    --------    --------    --------
Net income                                                   $    869    $    420    $    979    $    563
Less federal and state income taxes                              --          (635)       --        (1,179)
                                                             --------    --------    --------    --------
Income (loss) before federal and state income taxes          $    869    $   (215)   $    979    $   (616)
                                                             ========    ========    ========    ========
Diluted earnings (loss) per share before federal
        and state income taxes                               $   0.03    $  (0.01)   $   0.03    $  (0.02)
                                                             ========    ========    ========    ========

Weighted average diluted shares outstanding                    33,131      32,808      33,102      32,720
                                                             ========    ========    ========    ========
Revenues:
        Technical services                                   $ 29,758    $ 25,111    $ 56,740    $ 48,119
        Information technology services                         5,898       8,122*     11,080      17,338*
                                                             --------    --------    --------    --------
                                                             $ 35,656    $ 33,233    $ 67,820    $ 65,457
                                                             ========    ========    ========    ========
Operating income:
        Technical services                                   $  2,115    $  1,957    $  3,255    $  3,298
        Information technology services                           294        (451)        296        (759)
        General and administrative expenses                      (792)       (817)     (1,544)     (1,624)
                                                             --------    --------    --------    --------
                                                             $  1,617    $    689    $  2,007    $    915
                                                             ========    ========    ========    ========

* Includes $2.9 million and $5.8 million in revenues for the three and six months ended June 30, 2003, respectively, related to operations that were closed in the fourth quarter of 2003.